UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2018 (December 29, 2017)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)
	(501) 748-7000
(Registrants’ telephone number, including area code)

	N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 29, 2017, Windstream Services, LLC (the “Company”) and Windstream Finance Corp., a direct wholly-owned subsidiary of the Company (the “Co-Issuer” and, together with the Company, the “Issuers”), issued (i) approximately $1.7 million aggregate principal amount of additional 8.75% Senior Notes due 2024 (the “2024 Senior Notes”) upon the final settlement of the previously announced exchange offer with respect to the Issuers’ 7.75% Senior Notes due 2021 and (ii) approximately $0.08 million aggregate principal amount of additional 2024 Senior Notes upon the final settlement of the previously announced exchange offer with respect to the Issuers’ 7.50% Senior Notes due 2022.
The 2024 Senior Notes are senior unsecured obligations of the Company and rank equally with the Company’s unsecured unsubordinated debt, rank senior to any of the Company’s subordinated debt, and are effectively subordinated to the Company’s secured debt, including indebtedness under the Company’s Sixth Amended and Restated Credit Agreement (the “Credit Agreement”) and 8.625% Senior First Lien Notes due 2025 to the extent of the assets securing such debt. The Company’s obligations under the 2024 Senior Notes are jointly and severally guaranteed by all of the Company’s domestic subsidiaries that guarantee the borrowings under the Company’s Credit Agreement.
The 2024 Senior Notes were issued under the indenture, dated as of December 13, 2017, among the Company, the Co-Issuer, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee.
Item 8.01 Other Events
The Issuers’ previously announced offer to exchange any and all of their 7.50% Senior Notes due 2023 (the “2023 Senior Notes”) for new 6 3/8% Senior Notes due 2023 (“6 3/8% Senior Notes “) expired at 11:59 p.m., New York City time, on December 26, 2017. As of the expiration time, the conditions to consummation of the exchange offer had not been satisfied. Accordingly, no 2023 Senior Notes were accepted for exchange and no new 6 3/8% Senior Notes were issued pursuant to the exchange offer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody	By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody	Name:	Kristi M. Moody
Title:	Senior Vice President, General Counsel and Corporate Secretary	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: January 5, 2018